Exhibit 10.1

RMB Loan Agreement (Short-term)

Agreement number: 2010 Nian 6310517131Zi No.002

Debtor: Henan Shuncheng Group Coal Coke Co., Ltd.

Business License Number: 410522110001012

Legal Representative (Person in Charge): Wang Xinshun

Place of Domicile: Nan Gongye Road, Tongye Town, Anyang County

Post Code: 455141

Bank and Account Number: Bank of China, Huo Branch

Phone: 0372-5608958

Fax: 0372-5608472

Creditor: Anyang Branch, Bank of China (BOC)

Legal Representative (Person in Charge): An Zhenhu

Place of Domicile: Wenfeng Thoroughfare, Anyang County

Post Code: 455000

Phone: 0372-2926786

Fax: 0372-2926786

This Agreement is concluded on the basis of equal consultations between the Debtor and the Creditor as of release of short-term RMB loans by the Creditor to the Debtor.

Article 1 Amount of the Loan

Amount of the loan: (Written in uppercase letters) TWENTY MILLION YUAN ONLY

                                  (Written in lowercase letters) RMB 20,000,000.00

Article 2 Term of the Loan

Term of the loan: 12 months (July 20, 2010 to July 20, 2011) commencing from actual loan withdrawal date or the first actual withdrawal date in case of phased withdrawals.

The Debtor shall withdraw money strictly following the specified withdrawal time. Where the actual withdrawal date is later than the specified one, the Debtor shall still repay the money in accordance with the set repayment time herein.

Article 3 Use of the Loan

Use of the loan: working capital loan

The Debtor shall not change the usage of the loan without the written consent of the Creditor, including, but not limited to investing in real estate, stocks, stock rights and other securities, prohibited projects by laws, regulations, supervision rules or state policies and legally unauthorized projects, and other projects and usages brooking no involvement of bank loans.

Article 4 Interest Rate of the Loan and Interest Settlement

1.	Interest Rate of the Loan

The interest rate shall be determined by the (1) method below:

(1)	Fixed Interest Rate

The annual interest rate is 5.841% and the rate shall remain the same within the validity period of the Agreement.

(2)	Floating Interest Rate

The adjustment cycle of interest rate shall be / months.

The interest rate shall be adjusted per / months from the actual withdrawal date (or the first actual withdrawal date of phased withdrawal). Adjustment date is the same as the corresponding date of actual withdrawal date in one month. In case that there is no adjustment date corresponding to actual withdrawal date, then the new applicable interest shall be in effect from the last date of such month.

A.	The interest rate of first installment of each withdrawal will be raised / %reduced / % on the basis of benchmark interest rate of / loan issued by People’s Bank of China (the “PBOC”);

B.
After one floating cycle, the interest rate will be raised / reduced % on the basis of benchmark interest rate of similar loans issued by PBOC and serve as the applicable interest rate for next floating cycle.

2.	Interest Calculation

Interest shall be accrued from the actual withdrawal date on the basis of actual amount of withdrawal and days actually lapsed.

Formula of interest calculation: interest = principal ×days actually lapsed × daily interest rate

Calculation for daily interest rate is based on 360 days per year.

Conversion formula: daily interest rate = annual interest rate / 360.

3.	Interest Settlement Method

The Debtor shall follow the (1) method below:

(1)	On a quarterly basis: Interest shall be settled on 20th of the last month of each quarter and paid on 21st.

(2)	On a monthly basis: Interest shall be settled on 20th of each month and paid on 21st.

If principal payment of the last installment is not on the date of interest payment, then the Debtor shall pay off all the payable interest on the date on which the principal payment of last installment shall be effected.

4.	Default Interest

(1)
In case that the Debtor fails to repay the loan according to the specified term, the overdue part shall be charged interest at the overdue default interest rate from the overdue date up till the pay-off of principal and interest.

(2)
If the Debtor fails to use the loan in accordance with the prescribed usage, the diverted part shall be charged interest based on the default interest rate of loan diversion from the date of diversion to the pay-off of principal and interest.

(3)	The overdue and diverted loan will be charged interest according to the default interest rate applicable to diverted loan.

(4)
Interest, which the Debtor fails to pay on time, shall follow the method of interest settlement in Article 4.3. Compound interest shall be charged at the prescribed loan interest rate in Article 4.1 within the loan period and at the default interest rate herein when the loan is overdue.

(5)	The compound interest and default interest shall be calculated in accordance with the adjustment of the loan interest rate specified herein. New calculation shall be made from the date of adjustment.

(6)	Default Interest Rate

A.
Within the term of loan, the default interest rate for overdue loan shall be the loan interest rate as agreed in the Article 4.1 hereof plus 50% thereof. The default interest rate for the diverted loan shall be the loan interest rate as agreed in the item one of this Article hereof plus 100% thereof.

B.
As of the expiration date of the borrowing period, the default interest rate of the fixed rate loan will be changed to floating interest rate, and the floating period is 12 months. The readjustment date shall be the corresponding date in the readjustment month when the borrowing time limit expires, if there is no such corresponding date in the readjustment month, the readjustment date shall be the last date in the readjustment month.

Within the initial floating period, the default interest rate for overdue loan shall be the loan interest rate as agreed in the Article 4.1 hereof plus 50% thereof. The default interest rate for the misappropriated loan shall be the loan interest rate as agreed in the Article 4.1 hereof plus 100% thereof.

Upon expiration of each floating period, the benchmark loan interest rate in the same grade issued by the People’s Bank on the readjustment date, broke surface 10%, which shall be the benchmark interest rate applicable to the next floating period, and the default interest rate for overdue loan shall be such benchmark interest rate plus 50% thereof; the default rate for misappropriated loan shall be such benchmark interest rate plus 100% thereof.

C.
 After the expiration of the borrowing time limit, the interest for floating interest loan still floats in accordance with the floating period and methods as agreed in this Article 4.1 hereof. The default interest for overdue loan shall be such floating interest plus _/_% thereof; the default interest for diverted loan shall be such floating interest plus _/_% thereof..

Article 5 Conditions of Withdrawal

The withdrawal by the Debtor shall be subject to fulfillment of the following conditions:

1.	This Agreement and its annexes have come into effect;

2.	The Debtor has provided guarantee at the request of the Creditor, the guarantee Agreement has taken effect and related legal approval, registration or documentation procedures are completed;

3.	The Debtor has reserved and concluded documents for the Creditor pertaining to the fulfillment of the Agreement, receipts, seal impression, roster, signature samples and filled relevant documents;

4.	The Debtor has opened necessary account for the performance of the Agreement at the request of the Creditor;

5.
The Debtor has submitted written application and documentary evidence pertinent to the usage of the loan to the Creditor and has gone through relevant withdrawal procedures three banking day ahead of the withdrawal time;

6.	The Debtor has submitted to the Creditor the Resolution and the Authorization which the Board or other company authorities have agreed to sign for the execution hereof.

7.	Other conditions of withdrawal stipulated by law or agreed upon by both parties.

In case that the above-mentioned conditions are not fulfilled, the Creditor is entitled to refuse the Debtor’s withdrawal application, unless otherwise agreed by the Creditor.

Article 6 Payment Methods of Loan Fund

1.
In accordance with the Interim Measures for the Administration of liquidity loans of China Banking Regulatory Commission and the requirements of the Creditor, if the Debtor is required to entrust the Creditor to pay the loan under this Agreement, then the Debtor shall do so.

While the Creditor is trusted to pay the loan refers to that the Creditor, according to the Debtor’s application for drawing and payment order, pays the loan fund to Debtor’s counter party who complies with the agreed fund use purpose under this Agreement.

In case the Creditor is entrusted to pay loan, the Debtor shall specify its payment order in its withdrawal application (including such necessary payment information such as name of the counter party who receives such loan, the bank account of the counter party, and payment amount etc ), and the Debtor shall also submit such relevant transaction materials as the supportive documents for the fund use purpose to the Creditor for reviewing, after examined and approved by the Creditor, the loan will be paid to the counter party of the Debtor through Debtor’s bank account.  Where the relevant payment order or the transactional materials provided by the Debtor is not true, accurate or complete which incurs the failure of the Creditor to finish the trusted payment liabilities in a timely fashion, the Creditor shall not take any responsibilities, in addition, such shall not affect any already incurred responsibility for repayment obligations of the Debtor under this Agreement.  The Creditor, according to the Debtor’s withdrawal application and payment order, and the payment instrument as required by the Creditor, pays the amount to the bank account of the Debtor’s counter party.

If the Creditor, upon examination, finds that such transaction materials as the supportive documents for the fund use purpose of the loan provided by the Debtor does not comply with this Agreement or exist defects, the Creditor has the right to require the Debtor to provide supplements, replacement or explanations or re-submit the relevant materials.  The Creditor has the right to refuse to grant and pay the relevant amount before the Debtor submits the qualified relevant transaction materials as required by the Creditor.

In case the opening bank of the counter party returns the loan, therefore, the Creditor fails to pay the loan to the Debtor’s counter party in a timely fashion according to the Debtor’s payment order, under such circumstance, the Creditor does not take any responsibilities, and such shall not affect any already incurred repayment obligations of the Debtor. The Debtor hereby authorizes the Creditor to freeze the amount returned by the opening bank of the counter party, under such circumstance, the Debtor shall provide the payment order and such transaction materials as the relevant supportive documents for loan use purpose for the Creditor’s review again, after the examination and approval of the Creditor, the loan will be paid to the Debtor’s counter party through the Debtor’s bank account.

The Debtor shall not breach the above mentioned agreements, and shall not evade the method for trusting the Creditor to pay the loan by splitting the loan into pieces.

2.	In addition to the method for trusting the Creditor to pay the loan as agreed in the above, unless otherwise specified by both parties, the payment method for the other loan funds is:

The Debtor makes the payment by itself: namely, after the Creditor pays the loan to the Debtor’s bank account according to the Debtor’s withdrawal application, the Debtor then pays the loan to its counter party complying with the agreed fund use purpose under this Agreement.  If there are material changes on Debtor’s outward payment, the Debtor shall initiatively apply to the Creditor for changing the payment method for the loan to be paid by the Debtor itself to trusting the Creditor to pay such loan provided that such loan complies with the requirements for trusting the Creditor to effect payment under this Agreement.

If the Debtor makes the payment by itself, it shall report summaries on the payment of the loan at regular intervals, and shall also guarantee that the payment of the loan complies with the agreed fund use purpose.

Article 7 Time and Method of Withdrawal

1.	The Debtor shall withdraw money in line with the (2) method below:

(1)	Withdrawal in a lump sum on /.

(2)	Withdrawal all the loan within 30 days from July 15, 2010.

(3)	phased withdrawal according to the time below:

Time of withdrawal	Amount of withdrawal

2.	The Creditor has the right to refuse the Debtor’s application for withdrawing the loan beyond its specified time.

If the Creditor agrees to release the loan, the Creditor has the right to charge obligation fees according to / standard on the part of the delayed withdrawal; if the Creditor refuses to release the loan, the Creditor has the right to charge obligation fees according to / standard.

Article 8 Repayment

1.	Unless otherwise specified herein, the Debtor shall repay the loan hereunder in accordance with the (1) repayment plan:

(1)	Repay the total loan hereunder at the expiration date of the loan term herein.

(2)	Repay the loan hereunder according to the plans below:

Time of Repayment	Amount of Repayment

In case that the Debtor needs to change the above-mentioned repayment plans, the Debtor should submit written application to the Creditor 10 banking days prior to the maturity date of the corresponding loan. The amendment of repayment plans shall be confirmed in written form by both parties.

2.
Unless otherwise agreed upon herein, in case that the Debtor delays to pay the principal and interest concurrently, the Creditor has the right to decide the priority of principal and interest repayment. In case of phased withdrawal, the Creditor has the right to decide the repayment priority for the multiple mature loans and overdue loans hereunder. If several loan Agreements between the Debtor and the Creditor become mature, the Creditor is entitled to decide the Agreement fulfillment priority as for each repayment.

3.
Unless otherwise specified herein, the Debtor may prepay the loan but shall inform the Creditor in written form 7 banking days in advance. The amount of prepayment shall first compensate for the last mature loan and repayment shall follow the reverse order.

The Creditor is entitled to charge a compensation fee equal to 30% of the prepayment amount.

4.	The Debtor shall repay according to the (1) method below:

(1)
The Debtor designates the bank account below as the account for purpose of loan repayment and shall report fund in-and-out information in a timely manner. The Debtor shall put adequate funds for repayment into the account 3 banking days before the maturity of principal and interest; the Creditor is entitled to deduct and transfer the receivables at the maturity date from this account.

Repayment Account Name: Henan Shuncheng Group Coal Coke Co., Ltd

Account Number:

(2)	Other repayment methods agreed upon by both parties: /

Article 9 Guarantee

1.	The types of guarantee of the loan hereunder:

The Anyang Xinlei Coal Chemical Group Co., Ltd. will provide a suretyship of joint and several liability guarantee and enter into corresponding guarantee Agreement;

Wang Xinshun will provide a suretyship of joint and several liability guarantee and enter into corresponding guarantee Agreement;

Wang Xinming will provide a suretyship of joint and several liability guarantee and enter into corresponding guarantee Agreement;

Cheng Junsheng will provide a suretyship of joint and several liability guarantee and enter into corresponding guarantee Agreement;

Henan Shuncheng Group Coal Coke Co., Ltd. will provide asset mortgage guarantee and enter into corresponding guarantee Agreement.

2.
If the Debtor and the Guarantor encounter any incident which the Creditor deem as hindrance to their capability in fulfilling the Agreement; or the guarantee Agreement is null and void, rescinded or terminated; or the Debtor and the Guarantor encounter deterioration of financial status or get involved in material litigation or arbitration issues, or other factors may affect the performance capability; or the Guarantor breach the guarantee Agreement or other Agreements with the Creditor; or security encounters depreciation, damage, loss and seizure and its guarantee value weakens or loses, the Creditor has the right to demand and the Debtor is obligated to provide new guarantee or change the Guarantor in order to guarantee the loan hereunder.

Article 10     Representations and Warrants

1.	The Debtor has made representations below:

(1)	The Debtor has been established duly and exists in good standing with the full capacity for civil rights and capacity for civil conduct requiring for signing and performing this Agreement;

(2)
Signing and performing the Agreement is grounded in the true intentions of the Debtor and has been authorized lawfully and effectively according to rules and regulations or other internal management documents without breaching any binding agreement, Agreement or legal document of the Debtor. The Debtor has received or will receive all relevant approval, permission, documentation or registration necessary for signing and performing the Agreement;

(3)	All documents, financial reports, receipts and other materials hereunder provided by the Debtor to the Creditor are true, complete, accurate and valid;

(4)	The trade backgrounds of the business rendered by the Debtor to the Creditor are true and legal and not used for money laundering or other illegal purposes;

(5)	The Debtor has not concealed any events with the potential of affecting the financial status and performance ability of the Debtor and the Guarantor;

(6)	Other issues which the Debtor has stated.

2.	The Debtor warrants as below:

(1)
The Debtor shall, in accordance with the Creditor’s requirements, provide true, complete and valid materials to the Creditor in time or at regular intervals, and report its financial statements (including without limitation annual report, quarterly report and monthly report) and other relevant materials to the Creditor; the Debtor shall ensure that it continuously satisfies the following financial indexes’ requirements : asset-liability ration is lower than 60%, times interest earned is more than twice, the ratio of cash flow to the liabilities in the operations is more than 3%, the inventory turnover ration is more than 150%, sales net profit rate is more than 1%, the sales growth rate is more than 10%;

(2)
If the Debtor has signed or will sign counter-guarantee agreement or similar agreement on the guarantee obligations with the Guarantor hereof, the agreement shall not harm any right of the Creditor hereunder;

(3)
The Debtor shall assist the Creditor on the management of the payment of the loan, on the on site investigation and voucher examination, in addition, the Debtor shall accept the Creditor’s credit check and supervision and give enough assistance and cooperation;

(4)	The Creditor has the right to recall the loan ahead of schedule according to the conditions of the funds return of the Debtor;

(5)	The Creditor’s prior consent shall be obtained in case such material matters occur as investment, debt financing increased in fact, merger, split or share transfer etc;

(6)
In case of the occurrence of events with possible effects on the financial status and performance capability of the Debtor and the Guarantor, including but not limited to any form of separation, merger, association, joint venture with foreign partners, cooperation, Agreement management, restructuring, reform, planning IPO and other changes of management modes, reduction in registered capital, transfer of major assets or equities, undertaking major liabilities, setting new liabilities on collaterals, security seizure, dissolution, repeal and being filed for bankruptcy, or involvement into major litigation or arbitration cases, or encountering operation difficulties or deterioration of financial status, or breach of other Agreements by the Debtor, the Debtor shall promptly inform the Creditor. If the Debtor takes any of the above-mentioned actions which may exert negative impacts on the payment capacity of the Debtor, the Debtor shall obtain consent from the Creditor in advance;

(7)	The loan from the Creditor to the Debtor will precede loan from the Debtor’s shareholder in the settlement sequence and enjoy settlement priority no less than that from other creditors;

(8)
In case that net profit after tax in relevant fiscal year is zero or negative or inadequate to compensate for accumulated loss of past fiscal years, or pre-tax profit is not used for paying the principal, interest and fees in such a fiscal year or inadequate to clear next period of principal, interest and fees, the Debtor will not distribute dividend or bonus to shareholders in any form;

(9)
The Debtor will not dispose self-possessed assets by means of reducing solvency and commits that the total amount of guarantee will not surpass its net assets and the total amount of guarantee and single item of guarantee will not exceed the limitations stipulated by company regulations.

(10)
During the payment of the loan, if the Debtor’s credit conditions decreases, its profitability of its main business is not strong, or its use of the loan is unusual, the Creditor shall consult with the Debtor on supplementary requirements for the grant and payment of the loan, or shall change the payment method as agreed in this Agreement or stop granting or paying the loan;

(11)	Other events that the Debtor has committed itself to: /

Article 11	Disclosure of Related Transactions inside the Debtor’s Group

The Debtor belongs to the group clients identified by the Creditor according to Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients (the “Guidelines”). The Debtor shall promptly report to the Creditor situations on related transactions concerning over 10% of net asset, including connected relations among transaction parties, transaction projects and nature, the transaction amount or its corresponding proportion, pricing policy (including transaction without price or only nominal price).

The Creditor has the right to unilaterally decide cease of loans yet to be used by the Debtor and reclaim ahead of time all or part of the principal and interest in case of any of the circumstances: making use of false Agreements with related parties, bills and accounts receivable and other debts without actual transaction backgrounds to obtain discount or hypothecation in banks and to exchange for funds or accreditation from banks; occurrence of major mergers, acquisitions and reshuffle which the Creditor deems as possible factors affecting loan safety; intended evasion of bank debts through related transactions; other situations stipulated in the Article 18 of the Guidelines.

Article 12	Breach of Agreement and Disposal

Any event below shall constitute a breach of Agreement by the Debtor hereunder:

1.	The Debtor fails to fulfill the obligation of payment and settlement to the Creditor in line with the Agreement;

2.	The Debtor fails to effect payment by use of loan in a manner agreed herein;

3.	The Debtor fails to use the loan hereunder for the specified purpose;

4.	The Debtor makes fraudulent representations or violates the warrants herein;

5.
Under the circumstances of the occurrence of the events stipulated in Article 10.2.(6), which the Creditor considers may affect the financial status and performance capacity of the Debtor and the Guarantor, the Debtor fails to provide new guarantee or change the Guarantor in accordance with Agreement;

6.
The Debtor’s credit standing getting bad, or the Debtor’s profit-making capacity, credit capacity, operation capacity and cash flow or other financial indicators getting worse, which leads to violate agreed financial indicators binding upon parties hereof.

7.	The Debtor breaches other Agreements signed with the Creditor or other BOC institutions;

8.	The Guarantor violates the guarantee Agreement or other Agreements signed with the Creditor or other BOC institutions;

9.	Other cross-default events occur;

10.	The Debtor terminates business or encounters dissolution, cancellation of registration or bankruptcy;

11.
The Creditor finds any circumstance that may adversely affect the Debtor or the Guarantor’s financial conditions and credit capacity while the Creditor conducts annual review (each one year from the date on which the Agreement taking effective) on the Debtor’s financial conditions and credit capacity;

12.	The Debtor breaches other agreements pertinent to the rights and obligations of parties herein.

In the circumstances of occurrence of the above-mentioned breach of Agreement, the Creditor has the right to take the following measures separately or jointly with regard to specific situations:

1.	require the Debtor and the Guarantor to rectify their breach of Agreement within a limited period;

2.	reduce, suspend or terminate the line of credit to the Debtor wholly or partly;

3.
suspend or terminate completely or partly the acceptance of withdrawal application of the Debtor hereunder and under other Agreements between the Debtor and the Creditor; suspend or terminate the issuance the loans not yet released and the handling of trade financing yet to be stated wholly or partly;

4.	declare mature immediately all or part of the loan yet to be repaid / principal and interest of trade financing and other payables or reclaim them ahead of maturity;

5.	terminate or dissolve this Agreement; terminate or dissolve other Agreements between the Debtor and the Creditor wholly or partly;

6.	demand compensation from the Debtor for the loss caused to the Creditor resulting from breach of Agreement;

7.
informing beforehand or afterwards, deduct and transfer funds from the account opened by the Debtor with the Creditor or other BOC institutions to clear all or part of debts which the Debtor owed to the Creditor hereunder; immature funds in the account are deemed to have matured in advance. In case that the account currency is not the same as the business currency of the Creditor, the account currency shall be converted based on the exchange settlement and sales rate published by the Creditor at the time of deduction;

8.	execute the mortgage right;

9.	require the Guarantor to undertake the guarantee obligation;

10.	Other necessary and possible measures considered by the Creditor.

Article 13	Reservation of Rights

If one party fails to exercise part or whole rights hereunder, or to require the other party to undertake part or whole liabilities and obligations, such shall not constitute waiver of rights of that party or exemption from liabilities and obligations of the other party.

Any tolerance, renewal or postponing exercise of the rights hereunder by one party to the other shall neither adversely affect any right provided by the Agreement, laws and regulations nor be deemed as waiver of such rights.

Article 14	Alteration, Modification and Termination

This Agreement may be altered or modified in written form after bilateral consultations and agreement. Any alteration or modification shall be an integral part of this Agreement.

Unless otherwise agreed upon in laws and regulations or by parties, this Agreement shall not be terminated before the fulfillment of all rights and obligations hereunder.

Unless otherwise provided by laws and regulations or agreed upon by parties, the invalidity of any term or article hereof shall not affect the legal effect of other terms or articles.

Article 15	Law Application and Disputes Resolution

This Agreement shall be governed by laws of the People’s Republic of China.

After the Agreement becomes effective, all disputes arising from the execution and performance of this Agreement or related to this Agreement shall be settled through consultations between two parties. If no agreement is reached through consultations, either party may take the second measure below for resolution:

1.	Submit to arbitration committee for arbitration, in accordance with the valid arbitration rules when the arbitration is filed, and to conduct the arbitration in _/_ (venue).

2.
Pursuant to law, file an action to the People’s Court in the place of domicile of the Creditor or other BOC institutions exercising rights and obligations in line with this Agreement or single agreement.

3.	Pursuant to law, institute an action to the People’s Court with jurisdiction

During the resolution of disputes, if disputes do not affect performance of other terms and articles, other terms and articles shall continue to be performed.

Article 16	Costs

Unless otherwise agreed upon in accordance with law or by parties, costs incurred in Agreement conclusion and performance as well as disputes resolution (including but not limited to attorney fees) shall be borne by the Debtor.

Article 17	Annexes

Annexes below and other annexes recognized by both parties constitute an integral part of this Agreement and have the same legal effect with this Agreement.

1.	withdrawal application

2.	loan receipt

Article 18	Other Agreements

1.	Without written agreement of the Creditor, the Debtor shall not assign any right or liability hereunder to a third party.

2.
If the Creditor should entrust other BOC institutions as of performance of rights and liabilities hereunder due to business need, or assign the loan business hereunder to other BOC institutions for undertaking and management, the Debtor shall accept such arrangement. Other BOC institutions authorized by the Creditor or undertaking the loan business hereunder is entitled to exercise all rights hereunder, file a suit to courts on the disputes hereunder in their own names, and submit application to arbitration committees for arbitral awards or apply for compulsory enforcement.

3.	Under the circumstances of not affecting other agreements hereof, the Agreement is legally binding to the two parties as well as their successors and assignees produced in accordance with law.

4.
Unless otherwise stipulated, either party appoints its place of domicile herein as the communication and contact address and commit themselves to timely informing the other in written form in case that communication and contact address changes.

5.
The transaction hereunder is based on respective interests. Pursuant to relevant laws, regulations and supervision requirements, if all transaction parties constitute related parties or related persons of the Creditor, all parties shall not use such connected relations to affect transaction fairness.

6.	The titles and business names herein are just used for convenient reference and shall not be used for interpreting content of terms and articles as well as rights and obligations of parties.

Article 19	Effectiveness of the Agreement

This Agreement shall come into force on the day on which it is stamped with company seal and signed by legal representatives (persons in charge) or authorized signatories of both parties.

This Agreement is executed in seven original copies; each party hereof holds one with same legal effects. Each of the Debtor, the Creditor and the Guarantor holds one original copy; and the department of real estate mortgage registration holds one original copy.

Debtor: Henan Shuncheng Group Coal Coke Co., Ltd.

(Seal)

Person in Charge: (signature) /s/ Wang Xinshun

Date: July 20, 2010

Creditor: Anyang Branch, Bank of China (BOC)

(Seal)

Person in Charge: (signature) /s/ illegible

Date: July 20, 2010